SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 17, 2005

Systemax Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13792 (Commission File Number)	11-3262067 (IRS Employer Identification No.)

11 Harbor Park Drive
Port Washington, New York 11050
(Address of Principal Executive offices, including Zip Code)

Registrant's telephone number, including area code: (516) 608-7000

N.A.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

ITEM 1.01	Entry Into a Material Definitive Agreement

          On March 17, 2005, the Company entered into an amendment to its Loan and Security Agreement with JPMorgan Chase Bank and other lenders (dated as of March 8, 2005), to extend the revolving credit facility, originally set to expire on March 31, 2005, through September 30, 2006 under substantially the same terms and conditions. There are currently no borrowings outstanding under the credit facility. A copy of the amendment is filed as an exhibit to this Form 8-K.

ITEM 7.01	Regulation FD Discloslure

           The following press release regarding an amendment to its Loan and Security Agreement with JPMorgan Chase Bank was issued by the Company on March 17, 2005:

FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Steven M. Goldschein
516-608-7000

SYSTEMAX EXTENDS CREDIT FACILITY

PORT WASHINGTON, NY, March 17, 2005 - Systemax Inc. (NYSE:SYX), a leading distributor and manufacturer of PC hardware, related computer products and industrial products in North America and Europe, today announced the signing of an extension of its $70 million revolving credit agreement with a group of financial institutions led by JPMorgan Chase Bank,N.A

Steven Goldschein, Senior Vice President and Chief Financial Officer, stated that the Company and its lenders have agreed to extend the Revolving Credit Agreement, originally set to expire on March 31, 2005, through September 30, 2006, under substantially the same terms and conditions. There are currently no borrowings outstanding under the credit agreement.

Systemax Inc. (www.systemax.com) utilizes an integrated system of branded e-commerce web sites, direct mail catalogs, and relationship marketers to sell PC hardware, related computer products and industrial products in North America and Europe. Systemax is a Fortune 1000 company.

ITEM 9.01	Financial Statements and Exhibits

(a)	Financial Statements of Business Acquired - not applicable

(b)	Pro Forma Financial Information - not applicable

(c)	Exhibits

10.1	Amendment No. 11, dated as of March 8, 2005 to Loan and Security Agreement with JPMorgan Chase Bank and other lenders, and dated as of June 13, 2001

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYSTEMAX INC. By: /s/ Steven Goldschein Name: Steven Goldschein Title: Senior Vice President and CFO

Dated: March 17, 2005

EXHIBIT INDEX

10.1	Amendment No. 11, dated as of March 8, 2004 to Loan and Security Agreement with JPMorgan Chase Bank and other lenders, and dated as of June 13, 2001